                                                                   Exhibit 10.11

                           MANAGEMENT SERVICES AGREEMENT

     This MANAGEMENT SERVICES AGREEMENT ("Agreement") is made as of November 18, 1993 by and between J.D. Carreker and Associates, Inc. ("JDCA") and PAYMENT SYSTEMS NETWORK INC., a Delaware corporation ("PSN").

     WHEREAS, PSN has been established for the purpose of engaging in the business of providing services to depository institutions and other customers relating to electronic check presentment, the related transportation of physical checks and other related check collection functions.

     WHEREAS, JDCA will assign to PSN certain contracts referenced in Exhibit A to this Agreement (i) between JDCA and depository institutions relating to the services to be provided by PSN ("Customer Contracts") and (ii) between JDCA and several companies which will enable PSN to provide its services to depository institution and other customers ("Remarketing Contracts").

     WHEREAS, PSN desires that JDCA provide, and JDCA is willing to provide, certain management services to PSN during the term of this Agreement.

                                    WITNESSETH:

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. SERVICES TO BE PROVIDED. JDCA agrees to render the services and undertake the duties set forth in Sections 3 and 4 of this Agreement, for the compensation and on the terms herein provided.

          2. DELIVERY OF DOCUMENTS. Each of the parties will make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as the other party may reasonably request and as may reasonably be required in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

          3. MANAGEMENT SERVICES. Subject to the supervision and direction of the Board of Directors and/or the management Committee of PSN and in accordance with JDCA's best judgment, JDCA will operate, manage, direct and supervise the ongoing conduct of PSN's day-to-day business from and after the effective date of this Agreement. During the term of this Agreement, JDCA shall have authority to make any and all decisions with respect to the day-to-day operations of PSN, except as otherwise provided in this Agreement, including without limitation the following:

               (a) Contracting for and purchasing on behalf of PSN all services and goods to be used in connection with the operation of PSN's business;

               (b) Putting into effect all advertising or other business solicitation activities and all business policies with respect to such advertising or solicitation activities;

               (c) Obtaining on behalf of PSN all licenses, permits and authorizations from any governmental authorities which are necessary for the conduct of PSN's business;

               (d) Negotiating and entering into contracts on behalf of PSN with such other service providers and independent contractors as JDCA deems necessary to perform services for PSN in connection with the operation of PSN's business, consistent with the Business Plan approved by the Board of Directors of PSN as defined below, and supervising the administration and monitoring the performance of all work performed and services rendered under all such contracts and Remarketing Contracts;

               (e) Negotiating and entering into contracts on behalf of PSN with depository institutions and other customers whereby PSN contracts to provide electronic check presentment and related services to such customers and supervising the administration and monitoring the performance of all work performed and rendered under such contracts and the Customer Contracts;

               (f) Maintaining office facilities for PSN (which may be in the offices of JDCA);

               (g) Furnishing statistical and research data, data processing services, clerical services, internal executive and administrative services, stationery and office supplies;

               (h) Furnishing corporate secretarial services, including coordinating the preparation and distribution of materials for meetings of the Board of Directors and committees thereof, as well as advisory groups or committees;

               (i) Furnishing financial advice and services, including preparation of operating budgets for PSN, effecting loans and investments on behalf of PSN, and assistance with respect to cash management, insurance and risk management advice and services;

               (j)  Establishing pricing and packaging for PSN services;

               (k) Providing bookkeeping and accounting services, including developing a centralized billing process, and preparing monthly financial reports;

               (l) Administering and/or operating accounting systems and programs (such as salaried payrolls, general ledgers and budgets, and accounts payable);

               (m) Providing the services of certain persons who may be appointed as officers of PSN by PSN's Board of Directors;

               (n) Coordinating the provision of legal advice and counsel to PSN;

               (o) Coordinating the preparation of reports to PSN's shareholders of record;

               (p) Providing strategic market advice and service direction for each PSN line of business;

               (q) Providing sales and sales support resources to achieve PSN revenue objectives;

               (r) Coordinating implementation, including project planning, ordering and installation support, among vendors, depository institutions and other customers and PSN:

               (s) Coordinating line engineering support services to facilitate the optimal configurations for dated communication installation;

               (t) Providing a help desk to resolve issues not resolved by primary service vendors;

               (u) Planning product and service enhancements and preparing business proposals to be presented to the Board of Directors, committees of the Board, and officers of PSN;

               (v) Acting as PSN's agent, including entering into binding contracts on behalf of PSN with respect to matters of every kind and nature; and

               (w)  Generally assisting in all aspects of PSN's operations.

          4.   PERFORMANCE REQUIREMENTS.

               (a)  In performing all services under this Agreement, JDCA shall
(i) act in conformity with PSN's certificate of incorporation and bylaws, as the same may be amended from time to time, and subject to the supervision and direction of the Board of Directors and/or the Management Committee of PSN; (ii) consult and coordinate with legal counsel for PSN, as necessary and appropriate, and (iii) advise and report to PSN and its legal counsel, as necessary or appropriate, with respect to any compliance or other matters that come to its attention.

               (b) JDCA shall consult with and keep PSN advised concerning all material aspects of JDCA's activities with respect to the management and operation of PSN. JDCA shall keep, maintain and make available for inspection by PSN, sufficient books of account reflecting accurately all income and expenditures resulting from the conduct of PSN's business. JDCA shall provide and meet all reasonable financial and management information reporting requests made by the Board of Directors or the Management Committee of PSN.

               (c) JDCA may submit proposals for its services to be remarketed through PSN to PSN's Board of Directors or Management Committee and shall abstain from voting with respect to such proposals.

               (d) JDCA shall hire one or more full-time employee(s) fully dedicated to PSN when, in JDCA's sole reasonable judgment, such employee(s) become appropriate or necessary in order to conduct the operations of PSN.

               (e) JDCA shall place appropriate emphasis on cash management within PSN to minimize the need for additional working capital.

               (f) Each year JDCA shall prepare an annual business plan and operating budget ("Business Plan") to be approved by the Board of Directors of PSN. JDCA shall prepare quarterly operating budgets for PSN for the first year of the term of this Agreement, which shall be consistent with the Business Plan, to be approved by the Board of Directors of PSN. After the first year of the term of this Agreement, the timing and frequency of budget reporting by JDCA will be determined jointly by JDCA and PSN's Management Committee. Modification of the Business Plan and/or operating budgets may be made quarterly if approved by the Board of Directors or Management Committee of PSN, as appropriate.

               (g) JDCA shall use its reasonable best efforts to conform with the budgeted expense levels approved by the Board of Directors of PSN. If a significant negative variance between actual and budgeted net profits occurs, JDCA will develop a revenue enhancement and/or expense reduction and implementation plan and submit such plan to Management Committee of PSN for its review and approval.

          COMPENSATION. For the services to be rendered and the facilities to be furnished by JDCA, as provided for in this agreement, JHDCA shall be compensated by PSN in accordance with the following terms:

               (a) PSN shall pay to JDCA each month a Management Fee equal to JDCA's Fully Loaded Transfer Cost plus 20% of PSN's total direct operating expenses ("PSN Operating Expenses") for that month. PSN shall also pay to JDCA an Incentive Fee for each fiscal year in which 25% of PSN's pre-tax, pre-Management Fee net profits for that year exceeds 20% of PSN Operating Expenses for such year. The Incentive Fee shall be payable as soon as reasonably possible following the end of each fiscal year and shall be equal to the amount by which 25% of PSN's pre-tax net profits for the year exceeds 20% of PSN Operating Expenses for such year, provided that the Incentive Fee shall not exceed up to 40% of total PSN Operating Expenses. "Fully Loaded Transfer Cost" shall include the actual hourly compensation cost of any employee who performs services for PSN, grossed up by a calculated percentage to reimburse JDCA for the various direct and overhead expenses attributable to the general day-to-day business operations of JDCA ("JDCA Expenses"). The Fully Loaded Transfer Cost shall be calculated as illustrated in Exhibit B to this Agreement and JDCA's calculation of the Fully Loaded Transfer Cost shall be subject to the performance of certain agreed-upon audit procedures performed annually by an independent public accountant. JDCA's Fully Loaded Transfer Cost shall include: administrative department salaries; all employee-related benefits and taxes; office rent; general office supplies; telephone; secretarial;
human resource department-related; general insurance; general computer; furniture and equipment depreciation in the conduct of PSN's business. JDCA Expenses and Transfer Cost methodology shall be calculated in accordance with industry standards and Generally Accepted Accounting Principles. If a significant event or change in circumstances causes such expenses to materially exceed industry standards, JDCA and PSN may agree to readjust the calculation of the Fully Loaded Transfer Cost or any JDCA Expense. The percentage of JDCA Expense includable in calculating the Fully Loaded
Transfer Cost shall be determined on a fiscal year quarterly basis one quarter in arrears. PSN Operating Expenses shall be accounted for separately and shall consist of the operating expenses set forth on Exhibit C to this Agreement, including, but not limited to, expenses of PSN relating to: sales travel; commissions; contract negotiation and legal fees; JDCA's services pursuant to this Agreement; salaries; PSN's overhead expenses and staff bonuses; interest on borrowed money; taxes and fees payable to Federal state and other governmental agencies; outside auditing expenses; and other expenses not specified which are properly payable by PSN.

               (b) PSN shall reimburse JDCA on a monthly basis for any PSN Operating Expenses paid by JDCA and/or its employees. A policy shall be developed jointly by PSN and JDCA to establish guidelines for the reimbursement of PSN Operating Expenses paid by JDCA and/or its employees. Such policy shall generally provide for reimbursement of: reasonable air and ground transportation, including tolls, parking, taxi, bus or auto rental; expenses for lodging and meals (provided, however, that personal expenses charged against a hotel room or separately will not be reimbursed); reasonable valet and laundry charges for trips of more than three (3) days duration; necessary business calls; and reasonable tipping.

               (c) JDCA shall submit to PSN a monthly invoice during the first week of each month which shall be in the format generally set forth in Exhibit D to this Agreement. PSN shall pay the invoiced amount within thirty (30) days of the invoice date. All past due amounts shall accrue interest at the prime rate plus one percent (1%) divided by twelve per each thirty (30) days past due.

               (d) JDCA will from time to time employ or associate with itself such person or persons as JDCA may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both JDCA and PSN.

     6.   LIMITATION OF LIABILITIES; INDEMNIFICATION.

          (a) JDCA shall not be liable for any error of judgment or mistake of law or for any loss suffered by PSN in connection with the performance of JDCA's obligations and duties under this Agreement, except a loss resulting from JDCA's willful misconduct, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. Any person, even though also an officer, director, partner, employee or agent of JDCA, shall be deemed, when rendering services to PSN or acting on any business of PSN (other than services or business in connection with JDCA's duties hereunder), to be acting solely for PSN and not as an officer, director, partner, employee or agent or one under the control or discretion of JDCA even though paid by JDCA. JDCA shall not be liable for any action taken or omitted in good faith at the request or direction of the Board of Directors of PSN or any committee thereof in connection with the performance of JDCA's duties under this Agreement. JDCA also shall not be liable for actions taken or omitted in good faith in reliance on advice received from its or PSN's legal counsel, independent public accountants or other professional advisors. JDCA shall not be liable for any special or consequential damages arising in connection with the performance of JDCA's obligations and duties under this Agreement.

          (b) Notwithstanding any other provision of this Agreement, JDCA shall not be liable for any loss suffered by PSN in connection with the performance of JDCA's obligations and duties under this Agreement unless PSN has initiated a legal or arbitration proceeding with respect to such loss within three (3) years of the occurrence of the event, action or failure to act giving rise to such loss.

          (c) Any dispute or controversy arising between JDCA and PSN in connection with the interpretation of this Agreement shall be settled exclusively by binding arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          (d) PSN will indemnify JDCA against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including counsel fees and expenses) resulting from any claim, demand, action or suit relating to the operation of PSN, unless (i) such loss, claim, damage, liability or expense results from the willful misconduct, bad faith or gross negligence of JDCA in the performance of such obligations and duties or by reason of its reckless disregard thereof and (ii) a legal or arbitration proceeding has been initiated within three (3) years of the occurrence of the event, action or failure to act giving rise to such loss, claim, damage, liability or expense. JDCA shall promptly notify PSN in writing of: the assertion against JDCA of any claim or potential liability with respect to which indemnity may be sought hereunder; the discovery of any such potential liability; or the commencement of any action or proceeding with respect to which indemnity may be sought hereunder; PROVIDED, that the failure promptly to give such notice shall not affect JDCA's rights hereunder except to the extent that such failure shall actually materially and adversely affect PSN or its rights hereunder. JDCA shall not confess, compromise or settle any claim indemnifiable hereunder without the prior written consent of PSN. PSN shall have the right to control the defense against any claim or liability indemnifiable hereunder if (i) PSN notifies JDCA, within thirty (30) days after receiving written notice from JDCA of an indemnifiable claim or liability, that PSN intends to defend against such claim or liability, or, if required in a shorter time than thirty (30) calendar days, PSN makes the requisite response to such claim or liability asserted and (ii) PSN diligently pursues the defense against such claim or liability.

     7.   TERM; RENEWAL/TERMINATION.

          (a) This Agreement shall become effective on November 18, 1993 and shall remain in full force and effect for a term of five (5) years from the effective date unless terminated early pursuant to the provisions of subsection
(c) of this Section 7.

          (b) Prior to the end of the four (4) years from the effective date of this Agreement, JDCA and PSN will convene negotiations in good faith to extend or modify this Agreement unless this Agreement has been terminated early pursuant to the provisions of subsection (c) of this Section 7. If such negotiations do not conclude within six (6) months of the expiration of the term of this Agreement, JDCA and PSN may agree to extend this Agreement on a month-to-month basis until negotiations reach a conclusion.

          (c) This Agreement is subject to early termination (i) upon the mutual agreement of the parties; (ii) by PSN with thirty (30 days' prior written notice upon the commission of willful misconduct, gross negligence or fraud by JDCA; (iii) by PSN with thirty (30) days' prior written notice upon JDCA's failure to begin to implement within 60 calendar days agreed-upon expense reduction initiatives as provided at subsection (e) of Section 4 of this Agreement; or (iv) pursuant to Section 8 hereof. The terms and provisions of Sections 6, 10 and 11 shall survive any such early termination of this Agreement.

          (d) In the event of any termination pursuant to this Section 7, JDCA shall be entitled to a pro rata portion of (i) the Management Fee otherwise payable at the end of the month during which such termination occurs and (ii) the Incentive Fee, if any, otherwise payable at the end of the fiscal year during which such termination occurs; provided, however, that the determination of whether any Incentive Fee is payable, and the calculation of the amount of the Incentive Fee, shall be based upon the amount of PSN's pre-tax net profits and PSN Operating Expenses for the portion of the fiscal year before termination occurred. Upon any termination, each party shall deliver to the other party all property, documents, books and records, including related software, of the other party then in its custody or possession. JDCA shall cooperate with PSN and any successor provider of management services selected by PSN in the orderly transfer and assumption of the management responsibilities of PSN.

          (e) Upon any termination pursuant to Section 7(c) or in the event this Agreement terminates upon the expiration of its initial five (5) year term as provided in Section 7(a), JDCA shall have the right to require PSN to purchase from JDCA up to seventy-five percent (75%) of the securities of PSN help by JDCA, except as provided in the third sentence of this subsection. JDCA shall notify PSN of JDCA's decision to seek such a purchase by PSN within sixty
(60) days of the effective date of such termination. To the extent that any securities sought to be sold by JDCA to PSN hereunder would require one or more holders of securities of PSN ("Stockholders") to obtain the prior approval of the Federal Reserve Board under Section 4 of the Bank Holding Company Act and such Stockholder(s) is unable after using its best efforts to obtain, or is in good faith unwilling to seek, such Federal Reserve Board approval, JDCA will not have the right to require PSN to purchase such securities and JDCA and the Board of Directors of PSN will in good faith negotiate to provide JDCA with an economic result substantially comparable to the purchase by PSN of such securities. To the extent that PSN is required hereunder to purchase securities held by JDCA, PSN shall be required to consummate such purchase within 120 days of such notice. Unless otherwise agreed to by JDCA and PSN within ten (10) days of the provision of notice by JDCA, the purchase price to be paid by PSN for such securities shall be the value of the securities as determined by a mutually acceptable nationally recognized investment banking or accounting firm. If the parties shall fail to agree on the selection of an investment banking or accounting firm, then each shall select one such firm (and each shall pay any fees charged by the firm it selects) and such firms shall agree to, as promptly as practicable thereafter, a nationally recognized investment banking or accounting firm to determine the value of the securities. PSN and JDCA shall each pay one-half of the expenses of the investment banking or accounting firm making the determination as to such value. PSN may pay the purchase price in a lump sum or in equal annual installments over five (5) years. All determinations made pursuant to this subsection shall be final, conclusive and binding on the parties.

          (f) JDCA and PSN agree that Section 7(e) of this Agreement supersedes the rights and obligations of JDCA and PSN as between each other pursuant to
Section 5.4 of the Payment Systems Network Inc. Stockholders' Agreement dated November 18, 1993 (Stockholders' Agreement) and that the understanding of the parties with respect to the subject matter of Section 7(e) of this Agreement shall be interpreted without regard to any inconsistent provision contained in
Section 5.4 of the Stockholders' Agreement.

     8.   DEFAULT, BANKRUPTCY, ETC. OF EITHER PARTY.  For the purposes of
Section 7 hereof, either party to this Agreement defaults if such party:

          (a) materially breaches any material provision of this Agreement and, after notice of such breach, shall have failed to cure such breach within thirty
(30) days after notice of such breach is given to the breaching party; or

          (b) has a petition filed against it for an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such petition shall not have been dismissed within sixty (60) days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such party for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or

               (c) commences a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they became due.

The defaulting party agrees that, if any of the events specified in subsections
(b) or (c) of this Section 8 shall occur, it shall give written notice thereof to the other party within seven (7) days following occurrence of such event. Upon receipt of such notice, or upon becoming aware of a default the other party may, in its sole discretion, terminate this Agreement immediately upon delivery of a written notice of such termination to the defaulting party.

     9. AMENDMENTS. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     10. CONFIDENTIALITY. All books, records, information and data pertaining to the business of PSN and PSN's prior, present or potential shareholders and customers that are exchanged or received pursuant to the performance of JDCA's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by PSN or as may be required by law.

     11. PROPERTY RIGHTS. JDCA and PSN agree that all systems; designs; programming materials; flowcharts; computer programs; techniques, inventions or discoveries developed in the context of JDCA's services for PSN pursuant to this Agreement; and other materials developed or originated by JDCA for PSN pursuant to this Agreement ("Work Product"), shall be the property of, and are hereby assigned to, PSN. JDCA and PSN further agree that nothing in this Agreement shall be deemed to preclude JDCA or PSN from using any ideas, know how or other information or knowledge ("Ideas") utilized by JDCA in developing the Work Product, subject to the restrictions of Section 12 of this Agreement. Any Ideas generated by JDCA other than in the course of performing services for PSN under this Agreement shall be the exclusive property of JDCA and any Ideas generated by PSN employees not employed by JDCA shall be the exclusive property of PSN.

     12. OTHER BUSINESS AND ACTIVITIES OF JDCA. Except to the extent necessary to perform JDCA's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of JDCA or any employee of JDCA to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association; provided, however, that during the term of this Agreement, JDCA agrees not to engage in any activities which are functionally competitive with the electronic check presentment and related services to be provided by PSN.
PSN acknowledges that, except as provided in subsection (d) of Section 4 of this Agreement, the persons employed by JDCA to assist in the performance of JDCA's duties under this Agreement are not required to devote their full time to such service and nothing contained in this Agreement shall be construed to the contrary.

     13. NEGATION OF PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Agreement shall constitute, or be construed to be or to create, a partnership, joint venture or lease between JDCA and PSN.

     14.  MISCELLANEOUS.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to PSN or JDCA shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To PSN:
          NationsBank
          411 N. Akard TX1-945-06-02
          Dallas, Tx 75283-1000


          Attention: Dr. Sydney Smith Hicks

          To JDCA:

          J.D. Carreker and Associates, Inc.
          5550 LBJ Freeway, Suite 700
          Dallas, Texas 75240
          Attention: Royce D. Brown
                     Managing Director

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the State of Texas.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (f) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters described herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

J.D. CARREKER AND ASSOCIATES, INC. PAYMENT SYSTEMS NETWORK, INC.


By: /s/ J.D. Carreker                  By: /s/ Dr. Sydney Smith Hicks
   -----------------------------          ------------------------------
   Name:  J.D. Carreker                   Name:  Dr. Sydney Smith Hicks
   Title: President                       Title: Chairman

                                                                      Exhibit B
                                     JDCA
                 Computation of Fully Loaded Cost -- Example

Quarter Ended
              -----------------------

-----------------------------------------------------------------------------------------------
Expense amounts to be included in calculation:               MO 1      MO 2      MO 3     TOTAL
-----------------------------------------------------------------------------------------------
Computer related (excluding Data Dallas billings)            XXXX      XXXX      XXXX      XXXX
Occupancy and telephone                                      XXXX      XXXX      XXXX      XXXX
Depreciation                                                 XXXX      XXXX      XXXX      XXXX
Interest                                                     XXXX      XXXX      XXXX      XXXX
Office supplies                                              XXXX      XXXX      XXXX      XXXX
Corporate legal and professional                             XXXX      XXXX      XXXX      XXXX
Other                                                        XXXX      XXXX      XXXX      XXXX
Administrative salaries (excluding JA, JG, & JDC)            XXXX      XXXX      XXXX      XXXX
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Salaries
Benefits
-----------------------------------------------------------------------------------------------
                                                           20.33%    19.74%    22.56%    20.91%
-----------------------------------------------------------------------------------------------
Salaries
Administrative expenses
-----------------------------------------------------------------------------------------------
                                                           33.20%    40.83%    37.94%    37.41%
-----------------------------------------------------------------------------------------------


Note:
     JA - John Archer, CFO
     JG - Judy Grooters, Controller
     JDC - Denny Carreker, President

                           PSN Fully Loaded Cost Example

JDCA Employee A          Annual Salary $80K
     Hourly Rate         (Salary DIVIDED BY 2000)                     $40.00

     Benefit Rate        ($40 x 20.9% as calculated on the
                         Attached schedule)                             8.36

     Administrative      ($40 X 37.4% as calculated on the
     & Overhead          attached schedule)                            14.96
                                                                      ------

                         Total Billing Rate to PSN                    $63.32
                                                                      ------

                                                                      Exhibit C

                        Example Operating Expense Base

1993                                                                   1993
-----------------------------------------------------------------------------------
                                        QTR 1  QTR 2    QTR 3    QTR 4       YR 1
                                                                            TOTAL
-----------------------------------------------------------------------------------
 SOURCES OF REVENUE
 Data Communications
 -------------------
   Installation
   Monthly Flat Fee
   Monthly Traffic
   Store & Forward

 Physical Handling
 -----------------
   PM
   AM

 Software Remarketing
 --------------------
   Telco Software
   Checidink
   Downstream Software Usage

 Future Products
 ---------------
   Travelers Checks
   Corporate Products
   EDI
   International
-----------------------------------------------------------------------------------
 TOTAL REVENUE                            $0     $0   $132,230  $361,045   $483,273
-----------------------------------------------------------------------------------
 COST OF GOODS SOLD
 ------------------
   Installation                            0      0     45,000    63,000    106,000
   Monthly Flat Fee                        0      0     43,275   152,431    195,709
   Monthly Traffic                         0      0     12,974    46,375     59,349
   Store & Forward                         0      0          0         0          0
   PM                                      0      0      5,017    13,378     16,395
   AM                                      0      0        799     2,132      2,931
   Other Functional Partners               0      0          0         0          0
   Telco Software                          0      0          0         0          0
   Downstream Software Usage               0      0          0         0          0
   Other Products                          0      0          0         0          0
-----------------------------------------------------------------------------------
 TOTAL GOODS                              $0     $0   $107,088  $277,316   $364,364
-----------------------------------------------------------------------------------
 GROSS PROFIT
 GROSS MARGIN %

 OPERATING EXPENSES
 ------------------
  Sales Travel
  Commissions
  Contract Negot. & Legal Fees
  JDCA Mgt. Services
  Salaries:
    Admin.
    Data Communications:
      Admin/Prod. Mgmt.

      Help Desk
      SE/Install
    Physical Handling:
      Admin/Prod. Mgmt
      Transportation
      Customer Service
           TOTAL SALARIES
 PSN overhead expenses
 PSN Staff Bonus
-----------------------------------------------------------------------------------
 TOTAL OPERATING EXPENSES
-----------------------------------------------------------------------------------
 ______ ACTUAL COST OVERHEAD
 INC BEFORE TAX & PROFIT PART
  JDCA MGT. FEE OR PROFIT PARTIC.
  INCOME BEFORE TAX
  INCOME TAXES @33.7%
-----------------------------------------------------------------------------------
 NET INCOME
 PROFIT MARGIN %
-----------------------------------------------------------------------------------

                                                                      Exhibit D

                         Example JDCA Invoice to PSN

                      J.D. Carreker and Associates, inc.

PSN, Inc.
5550 LBJ Freeway, Suite #700
Dallas, Texas 75240

July billing for services rendered under the terms of the management contract dated __________________.

     Management Time:

          Denny Carreker                xxx Hours
          Royce Brown                    xx Hours
          Victoria Bond                  xx Hours
          Sylvie Tomich                  xx Hours

          Total                         xxx Hours           $xxx,xxx

     Direct Operating Expenses Paid on Behalf of PSN:

          Legal Fees                                          xx,xxx
          Travel Expenses                                     xx,xxx
          Other                                               xx,xxx
                                                              ------

     Sub-Total                                              $xxx,xxx

     Management Fee                                           xx,xxx
                                                              ------

     Total July Billing Amount                              $xxx,xxx

     Less amounts previously advanced for anticipated
     man-time costs                                         (xxx,xxx)

     Plus 50% of the projected August man-time expense        xx,xxx
                                                              ------

     Total amount due with this invoice                     $xxx,xxx
                                                            --------

               FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT


     This FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT ("First Amendment") is made as of January 31, 1995 by and between J.D. CARREKER AND ASSOCIATES, INC. ("JDCA") and PAYMENT SYSTEMS NETWORK, INC. ("PSN").

     WHEREAS, JDCA and PSN are parties to a Management Services Agreement (the "Agreement") dated as of November 18, 1993; and

     WHEREAS, JDCA and PSN wish to amend the Agreement, effective as of the date of this First Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall has the meanings given them in the Agreement.

     2.   SECTION 4. - PERFORMANCE REQUIREMENTS.

          (a) The words "for PSN" at the beginning of the seventh line of paragraph (a) shall be deleted and replaced with the words "for PSN and Visa U.S.A., Inc. ("Visa")," and the words "report to PSN and its legal counsel" at the beginning of the eighth line of paragraph (a) shall be replaced with the words "report to PSN and Visa and their respective legal counsel."

          (b) The word "PSN" in the first line of paragraph (b) shall be deleted and replaced with the words "PSN's Board of Directors."

          (c) A new sentence shall be added to the end of paragraph (b) as follows:

          "In addition, PSN and its accountants shall have the right to audit and copy the books of account and records relating to JDCA's activities with respect to the management and operation of PSN."

          (d) A new sentence shall be added to the end of paragraph (d) as follows:

          "Notwithstanding the foregoing, the Board of Directors of PSN, upon the vote of 75% of the Directors voting at a meeting where a quorum is present, may require the employment by PSN of a Chief Executive Officer, a Chief Financial Officer or both."

          (e) The words "jointly by JDCA and PSN's Management Committee" at the beginning of the ninth line of paragraph (f) shall be deleted and replaced by the words "by PSN's Board of Directors."

          (f)  A new subparagraph (h) shall be added as follows:

               "(h) At PSN's request and expense, JDCA will arrange for insurance or bonding of employees designated by PSN."

     3.   SECTION 5 - COMPENSATION.

          (a) The phrase "which are reasonable in amount and which do not include expenses reimbursed by PSN to JDCA" shall be inserted in the third line of paragraph (a) after the words "total direct operating expenses."

          (b) The words "pre-tax, pre-Management Fee not profits" in the fifth line of paragraph (a) shall be replaced with the words "pre-tax, pre-membership fee (expressly excluding membership fees or portions thereof reasonably imputable to operating revenue), pre-management fee net operating profits."

     4.   SECTION 6 - LIMITATION OF LIABILITIES; INDEMNIFICATION.

          (a) The word "Notwithstanding" at the start of paragraph (b) shall be replaced with the phrase "Except as otherwise provided in this paragraph
     (b), and notwithstanding." The following provisions shall then be added to the end of paragraph (b):

               "However, if after the end of such three year period, PSN suffers damages in any calendar year in excess of $100,000 in connection with the services provided by JDCA hereunder, then PSN may request, in writing, that JDCA reimburse PSN for the amount of such damage. Upon receipt of such request from PSN, JDCA may, in its sole discretion, reimburse PSN for the requested amount, dispute the requested amount, or refuse to pay the requested amount. If JDCA elects to dispute the requested amount, then such dispute shall be resolved in accordance with the procedures set forth in Section 9.5(e) of the Agreement and Plan of Merger among PSN, JDCA, and certain other parties dated January 31, 1995, and if the amount of damages is so determined to be less than $100,000, then PSN shall cease to pursue such reimbursement. If the amount of damages is so determined to $100,000 or more, then PSN may request, in determined to be writing, that JDCA reimburse PSN for the amount of such damages. Upon receipt of such request from PSN, JDCA may, in its sole discretion, reimburse PSN for the requested amount, or refuse to pay the requested amount. If

               JDCA elects to refuse to pay the requested amount, JDCA shall so notify PSN in writing, and JDCA shall have no liability whatsoever to PSN for such amount, but PSN may terminate this Agreement on not less than thirty (30) days' written notice to JDCA.

          (b) The following provisions shall be inserted between the first and second sentences of paragraph (d):

               "However, if after the end of such three year period, PSN suffers damages in any calendar year in excess of $100,000 in connection with the services provided by JDCA hereunder, then PSN may request, in writing, that JDCA reimburse PSN for the amount of such damages. Upon receipt of such request from PSN, JDCA may, in its sole discretion, reimburse PSN for the requested amount, dispute the requested amount, or refuse to pay the requested amount. If JDCA elects to dispute the requested amount, then such dispute shall be resolved in accordance with the procedures set forth in Section 9.5(e) of the Agreement and Plan of Merger among PSN, JDCA, and certain other parties dated January 31, 1995, and if the amount of damages is so determined to be less than $100,000, then PSN shall cease to pursue such reimbursement. If the amount of damages is so determined to be $100,000 or more, then PSN may request, in writing, that JDCA reimburse PSN for the amount of such damages. Upon receipt of such request from PSN, JDCA may, in its sole discretion, reimburse PSN for the requested amount, or refuse to pay the requested amount. If JDCA elects to refuse to pay the requested amount, JDCA shall so notify PSN in writing, and JDCA shall have no liability whatsoever to PSN for such amount, but PSN may terminate this Agreement on not less than thirty (30) days' written notice to JDCA.

     5.   SECTION 7 - TERMS, RENEWAL, TERMINATION.

          (a) The words "from the effective date" shall be deleted from the third line of paragraph (a) and replaced with the words "from the date of this First Amendment."

          (b) Paragraph (b) shall be deleted in its entirety and replaced with the following:

               This Agreement will be automatically renewed for successive 60-month terms at the end of the term and each subsequent term unless (i) JDCA notifies PSN no later than one hundred eighty
               (180) days prior to the end of the term that JDCA does not desire to renew this Agreement, in which event this

               Agreement will terminate at the end of its then current term,
               (ii) at the time of renewal JDCA is not competitive in either price or quality with respect to the provision of the services, in which event (if JDCA, after being given a reasonable opportunity to demonstrate that it is competitive in price and quality, fails to do so), PSN may, terminate this Agreement on one hundred eighty (180) days prior notice to JDCA or (iii) the PSN Board of Directors determines that it is in the best interest of PSN to hire employees for PSN to perform such services. For the purposes of the preceding sentence, differences in price shall be considered only with respect to services of substantially similar nature and quality.

          (c)  Paragraphs (e) and (f) shall be deleted in their entirety.

     IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the day and year first above written.

"JDCA"                             "PSN"

JD CARREKER AND ASSOCIATES         PAYMENT SERVICES NETWORK, INC.




By: /s/ J.D. Carreker              By: /s/ Sidney S. Hicks
    -----------------------            -----------------------

Its: Chairman of the Board         Its: Chairman of the Board